P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Chuck Sulerzyski
April 14, 2023		President and CEO
(740) 374-6163

PEOPLES BANCORP INC. RECEIVES REGULATORY APPROVALS OF ITS MERGER WITH LIMESTONE BANCORP, INC.
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO), parent company of Peoples Bank, announced today that it has received all necessary regulatory approvals for the merger between Peoples and Limestone Bancorp, Inc. (“Limestone”) (Nasdaq: LMST), with Peoples as the surviving corporation (the “Merger”), and for the merger between Peoples Bank and Limestone’s wholly owned subsidiary, Limestone Bank, Inc.
The Agreement and Plan of Merger dated as of October 24, 2022, between Peoples and Limestone (the “Merger Agreement”), was approved by Peoples’ shareholders on February 23, 2023. Limestone’s shareholders also approved the Merger Agreement on February 23, 2023.
About Peoples:
Peoples is a diversified financial products and services company that makes available a complete line of banking, trust and investment, insurance, premium financing and equipment leasing solutions through its subsidiaries. Peoples has been headquartered in Marietta, Ohio, since 1902 and has an established heritage of financial stability, growth and community impact. As of December 31, 2022, Peoples had $7.2 billion in total assets, 130 locations, including 113 full-service bank branches in Ohio, Kentucky, West Virginia, Virginia, Washington D.C. and Maryland.

Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies. Peoples offers services through Peoples Bank (which includes the divisions of Peoples Investment Services, Peoples Premium Finance and North Star Leasing), Peoples Insurance Agency, LLC, and Vantage Financial, LLC.

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